Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

DNP Select Income Fund Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Security (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457(o)	--	--	$126,843,417	.00011020	$13,978.14
Fees Previously Paid	--	--	--	--	--	$--	--	$--
				Total Offering Amount		$126,843,417		$13,978.14
				Total Fees Previously Paid				$--
				Total Fee Offsets				$13,838.62
				Net Fee Due				139.52

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee.

(2)	The registrant is offsetting $13,838.62 of fees previously paid pursuant to Rule 457(p)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	DNP Select Income Fund Inc.	N-2	333-258477	August 5, 2021		$ 13,838.62	Equity	Common Stock		$126,843,417
Fee Offset Sources	DNP Select Income Fund Inc.	N-2	333-258477		August 5, 2021						$13,838.62

Calculated pursuant to Rule 457(o) under the Securities Act, based on the Maximum Aggregate Offering Price. Pursuant to Rule Rule 457(p) under the Securities Act, the Registrant hereby offsets $13,838.62 of the total registration fee due under this Registration Statement by the amount of the filing fee associated with the unsold securities from the Registrant’s Registration Statement on Form N-2 (File No. 333-258477), filed on August 5, 2021 and which became automatically effective on such date, registering common stock, for a maximum aggregate offering price of $200,000,000 (the “Prior Registration Statement”), a portion of which remain unsold as of the filing date of this Registration Statement and are being included in this Registration Statement. The Registrant has terminated the offering under the Prior Registration Statement. Pursuant to Rule 457(p), the associated filing fee of $13,838.62 for $126,843,417 of the unsold shares of common stock remaining under the Prior Registration Statement is hereby used to offset the current registration fee due.